UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2007

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2007, Health Management Associates, Inc. (the “Company”) issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, announcing that, effective June 1, 2007, Burke W. Whitman would become its Chief Executive Officer, succeeding Joseph V. Vumbacco. Mr. Vumbacco will continue to serve as the Company’s Vice Chairman and one of its directors. Also effective June 1, 2007, the Company’s Board of Directors increased its size to ten and appointed Mr. Whitman as a director to fill the resulting vacancy.

There was no arrangement or understanding between Mr. Whitman and any other person pursuant to which he was appointed as a Company director nor is he a party to an employment agreement with the Company. Effective June 1, 2007, Mr. Whitman’s annual base salary increased from $600,000 to $800,000.

For further biographical information regarding Mr. Whitman, see “Submission of Matters to a Vote of Security Holders” in Item 4 of Part I to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 29, 2007, of Health Management Associates, Inc. announcing the promotion of Burke W. Whitman to Chief Executive Officer and his appointment to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: June 1, 2007	By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President, General Counsel and Corporate Secretary